EXHIBIT 16.1

February 5, 2007

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by National Scientific Corporation with the Securities and Exchange Commission of a Current Report on Form 8-K dated February 5, 2007.

We have reviewed the contents of Item 4.01(a) of such Current Report on Form 8-K and agree with the statements contained therein.

Yours truly,

/s/ Epstein, Weber & Conover, PLC